EXHIBIT 99.(b)
FLORIDA PROGRESS CORPORATION

INVESTOR INFORMATION
Analysts' Contacts:
Mark A. Myers, Manager, Investor Relations  (813)866-4245
John A. Serba, Senior Investor Communications Analyst  (813)866-4247


                                                            July 20, 1995


Florida Progress Corporation reports slight increase in second-quarter earnings


Florida Progress Corporation, parent of St. Petersburg-based Florida Power Corporation, today reported second-quarter earnings of $55.2 million, or 58 cents per share, compared with $53.7 million, or 58 cents a share, earned a year ago. Revenues for the quarter totaled $742.9 million, compared with $693.2 million for the same three-month period in 1994. Prior-year amounts have been restated to include the 1994 results for FM Industries, Inc., to reflect the pooling of interests accounting.

Significant items influencing second-quarter operating results:

      o Higher energy sales at Florida Power in 1995 due to customer growth and a stronger economy.
      o     Impact of cost-cutting measures implemented by the utility.
      o Revenue decoupling's negative effect on earnings from residential revenues.
      o Weaker results this year from Electric Fuels Corporation, Florida Progress' coal-mining and transportation subsidiary.

Florida Power, the largest subsidiary of Florida Progress, earned $50.6 million, or 53 cents per share, on revenues of $550.5 million in this year's second quarter, compared with earnings of $47.6 million, or 51 cents a share, on revenues of $517 million for the same three-month period a year ago.

Retail kilowatt-hour sales at Florida Power increased by 4.6 percent in the second quarter of 1995, compared with the prior-year quarter. Customer growth of about 2 percent and a stronger economy contributed to the improved energy sales.

Second-quarter 1995 earnings benefited from savings that have resulted from cost-control initiatives at the utility. Partially offsetting higher energy sales and cost-reduction efforts were increased expenses for purchased power capacity costs, nuclear decommissioning, depreciation, and property taxes during the quarter.

In January 1995, the Florida Public Service Commission ordered Florida Power to begin a three-year test of a revenue decoupling plan for its residential sales. The plan separates, or decouples, revenues from energy sales. Decoupling is designed to reconcile, or "true up," the revenues to an authorized target level.

As a result, abnormal weather variances will no longer impact earnings with respect to residential revenues. Although residential kilowatt-hour sales for the second quarter of 1995 were higher due to the unusually hot temperatures, the decoupling mechanism eliminated the earnings impact of this extreme weather. Residential revenues would have been about $13 million higher in the second quarter of 1995 if not for revenue decoupling.

Diversified earnings were $4.6 million, or 5 cents per share, in the quarter, compared with $6.1 million, or 7 cents a share, earned last year. Earnings from Electric Fuels Corporation were lower than the same period in 1994, primarily due to its offshore marine operations.

Six-Month Summary of Operating Results

Florida Progress' earnings for the first six months of 1995 were $101.8 million, or $1.07 per share, compared with $90.2 million, or 99 cents a share, earned for the same six-month period in 1994. Revenues in 1995 were $1.45 billion, compared with $1.33 billion for the first six months a year ago. The increased earnings arise from higher energy sales and continuing cost-control efforts at Florida Power and improved results at Electric Fuels' inland marine division, with operations on the Mississippi and Ohio rivers.

Florida Power's earnings for the first six months of this year were $91.4 million, or 96 cents per share, on revenues of $1.07 billion. During the same six-month period in 1994, utility earnings were $79.4 million, or 87 cents a share, on revenues of $1 billion.

Florida Progress (NYSE: FPC) is a Fortune 500 diversified utility holding company with assets of $5.7 billion. Its principal subsidiary is Florida Power, the state's second-largest electric utility with more than 1.2 million customers. Diversified operations include coal mining and transportation, life insurance, real estate and lending and leasing.

FLORIDA PROGRESS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME                                                              Page 3
(In millions, except per share amounts)
                                          Three Months Ended    Six Months Ended    Twelve Months Ended
                                                June 30              June 30              June 30
                                          ------------------   ------------------   ------------------
(UNAUDITED)                                 1995      1994       1995      1994       1995      1994
                                          --------  --------   --------  --------   --------  --------
REVENUES:
  Electric utility                          $550.5    $517.0   $1,066.4  $1,000.5   $2,146.4  $2,089.2
  Diversified                                192.4     176.2      379.7     331.9      738.8     645.6
                                          --------- ---------  --------- ---------  --------- ---------
                                             742.9     693.2    1,446.1   1,332.4    2,885.2   2,734.8
EXPENSES:                                 --------- ---------  --------- ---------  --------- ---------
  Electric utility:
    Fuel used in generation                  113.1     127.9      191.7     218.6      405.0     458.4
    Purchased power                          107.5      80.4      210.8     136.7      368.7     265.1
    Deferred fuel                             (8.6)    (34.6)      (1.2)    (19.4)      16.7      (4.2)
    Other operation                           85.7     100.3      173.1     208.4      353.5     410.2
                                          --------- ---------  --------- ---------  --------- ---------
    Operation                                297.7     274.0      574.4     544.3    1,143.9   1,129.5
    Maintenance                               28.1      33.2       61.1      63.4      120.6     133.8
    Depreciation                              70.8      64.9      141.5     129.4      273.6     252.8
    Taxes other than income taxes             44.9      40.8       87.8      81.0      169.6     161.3
                                          --------- ---------  --------- ---------  --------- ---------
                                             441.5     412.9      864.8     818.1    1,707.7   1,677.4
                                          --------- ---------  --------- ---------  --------- ---------
  Diversified:
    Cost of sales                            159.6     144.4      312.5     273.7      610.0     528.2
    Other                                     18.2      14.1       34.9      27.5       70.7      57.8
                                          --------- ---------  --------- ---------  --------- ---------
                                             177.8     158.5      347.4     301.2      680.7     586.0
                                          --------- ---------  --------- ---------  --------- ---------
INCOME FROM OPERATIONS                       123.6     121.8      233.9     213.1      496.8     471.4
                                          --------- ---------  --------- ---------  --------- ---------
INTEREST EXPENSE AND OTHER:
  Interest expense                            36.0      36.6       72.6      72.8      144.6     143.0
  Allowance for funds used during
    construction                              (1.6)     (2.9)      (3.8)     (5.5)      (9.2)    (12.5)
  Preferred dividend requirements of
    Florida Power                              2.4       2.5        4.9       5.0       10.0      11.3
  Other expense, net                           0.5       1.0        1.3       1.6       10.0       0.1
                                          --------- ---------  --------- ---------  --------- ---------
                                              37.3      37.2       75.0      73.9      155.4     141.9
                                          --------- ---------  --------- ---------  --------- ---------
INCOME BEFORE INCOME TAXES                    86.3      84.6      158.9     139.2      341.4     329.5
  Income Taxes                                31.1      30.9       57.1      49.0      117.8     120.1
                                          --------- ---------  --------- ---------  --------- ---------
NET INCOME                                   $55.2     $53.7     $101.8     $90.2     $223.6    $209.4
                                          ========= =========  ========= =========  ========= =========
AVERAGE SHARES OF COMMON STOCK
  OUTSTANDING                                 95.6      92.3       95.4      91.2       95.1      90.0
                                          ========= =========  ========= =========  ========= =========

EARNINGS PER AVERAGE COMMON SHARE            $0.58     $0.58      $1.07     $0.99      $2.35     $2.33
                                          ========= =========  ========= =========  ========= =========

Regarding these financial statements:
Prior-year amounts have been restated to include the 1994 results for FM Industries to reflect the pooling of interests accounting. These are interim statements. Reference should be made to
Florida Progress Corporation's 1994 Annual Report to shareholders. Neither this report nor any statement contained herein is furnished in connection with the offering of securities or for the purpose of promoting or influencing the sale or purchase of securities.


FLORIDA PROGRESS CORPORATION
CONSOLIDATED BALANCE SHEETS                                           Page 4
(In millions)

                                                                June 30
                                                       ------------------------
(UNAUDITED)                                               1995         1994
                                                       -----------  -----------
ASSETS
PROPERTY, PLANT AND EQUIPMENT:
  Electric utility plant in service and held for
    for future use                                        $5,735.6     $5,422.3
  Less - Accumulated depreciation                          2,094.8      1,916.2
         Accumulated decommissioning for nuclear plant       147.9        124.7
         Accumulated dismantlement for fossil plants          96.1         80.4
                                                         ----------   ----------
                                                           3,396.8      3,301.0
  Construction work in progress                              201.4        264.8
  Nuclear fuel, net of amortization of $335.8
    in 1995 and $309.5 in 1994                                40.7         66.1
                                                         ----------   ----------
        Net electric utility plant                         3,638.9      3,631.9
  Other property, net of depreciation of $175.9
    in 1995 and $154.1 in 1994                               429.0        401.5
                                                         ----------   ----------
                                                           4,067.9      4,033.4
                                                         ----------   ----------
CURRENT ASSETS:
  Cash and equivalents                                        10.2         18.9
  Accounts receivable, net                                   293.4        264.4
  Current portion of leases and loans receivable              15.6         45.9
  Inventories, primarily at average cost:
    Fuel                                                      88.8         88.3
    Utility materials and supplies                           111.9        112.7
    Diversified materials                                     71.6         53.4
  Underrecovery of fuel cost                                   8.4         31.9
  Other                                                       39.9         37.5
                                                         ----------   ----------
                                                             639.8        653.0
                                                         ----------   ----------
OTHER ASSETS:
  Investments:
    Leases and loans receivable, net                         389.4        454.2
    Marketable securities                                    169.2        148.0
    Nuclear plant decommissioning fund                       142.2        116.4
    Joint ventures and partnerships                           76.2         86.5
  Deferred insurance policy acquisition costs                100.5         89.4
  Other                                                      160.5        170.8
                                                         ----------   ----------
                                                           1,038.0      1,065.3
                                                         ----------   ----------
                                                          $5,745.7     $5,751.7
                                                         ==========   ==========

CAPITAL AND LIABILITIES
CAPITAL:
  Common stock equity                                     $2,016.1     $1,940.9
  Cumulative preferred stock of Florida Power                143.5        148.5
  Long-term debt                                           1,811.2      1,860.5
                                                         ----------   ----------
                                                           3,970.8      3,949.9
                                                         ----------   ----------
CURRENT LIABILITIES:
  Accounts payable                                           156.7        160.0
  Customers' deposits                                         79.2         73.9
  Income taxes payable                                        42.8         14.1
  Accrued other taxes                                         48.9         43.9
  Accrued interest                                            47.7         45.4
  Other                                                       79.6         65.2
                                                         ----------   ----------
                                                             454.9        402.5
  Notes payable                                               41.1         68.7
  Current portion of long-term debt                           28.6         85.9
                                                         ----------   ----------
                                                             524.6        557.1
                                                         ----------   ----------
DEFERRED CREDITS AND OTHER LIABILITIES:
  Deferred income taxes                                      703.5        743.0
  Unamortized investment tax credits                         105.8        114.8
  Insurance policy benefit reserves                          242.8        206.9
  Other postretirement benefit costs                          76.2         58.2
  Other                                                      122.0        121.8
                                                         ----------   ----------
                                                           1,250.3      1,244.7
                                                         ----------   ----------
                                                          $5,745.7     $5,751.7
                                                         ==========   ==========

FLORIDA  PROGRESS  CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS                                                                   Page 5
(In millions)
                                                 Three Months Ended    Six Months Ended    Twelve Months Ended
                                                        June 30              June 30              June 30
                                                  ------------------   ------------------   ------------------
(UNAUDITED)                                         1995      1994       1995      1994       1995      1994
                                                  --------  --------   --------  --------   --------  --------
OPERATING ACTIVITIES:
  Net income                                         $55.2     $53.7     $101.8     $90.2     $223.6    $209.4
  Adjustments for noncash items:
    Depreciation and amortization                     86.6      75.3      173.3     156.8      338.2     312.7
    Deferred income taxes and
     investment tax credits, net                     (37.6)      7.5      (50.6)    (10.3)     (72.6)    (58.3)
    Increase in accrued other postretirement
     benefit costs                                     4.1       5.3        8.4      10.7       18.1      25.2
    Net change in deferred insurance policy
     acquisition costs                                (3.3)     (4.3)      (8.6)     (7.9)     (11.1)    (14.1)
    Net change in insurance policy
     benefit reserves                                  9.5      10.6       20.3      20.4       35.9      32.9
    Changes in working capital, net of effects
     from acquisition or sale of businesses:
        Accounts receivable                          (42.9)    (36.4)     (31.2)    (18.6)     (30.0)    (35.7)
        Inventories                                  (11.3)     (3.9)     (18.6)    (14.1)     (14.6)    (14.9)
        Overrecovery (underrecovery)of fuel cost     (11.3)    (32.7)      (6.6)    (24.8)      23.5       5.4
        Accounts payable                               8.8      46.6        7.6       8.5       (5.1)     27.7
        Income taxes payable                          (1.7)    (29.3)      30.6     (28.2)      29.2      (3.7)
        Accrued other taxes                           18.9      17.1       33.9      33.0        4.7       4.4
        Other                                         19.7      (8.2)      11.4      (6.0)      31.7       2.2
    Other operating activities                         2.8      (5.1)      11.7      17.4       17.3      27.5
                                                  --------  --------   --------  --------   --------  --------
                                                      97.5      96.2      283.4     227.1      588.8     520.7
                                                  --------  --------   --------  --------   --------  --------
INVESTING ACTIVITIES:
  Property additions (including allowance for
    borrowed funds used during construction)         (75.8)    (95.9)    (148.5)   (158.5)    (358.1)   (432.4)
  Proceeds from sale of properties and businesses      3.0       7.9        6.6      12.3       10.6      38.0
  Purchase of leases, loans and securities            (3.5)    (19.7)     (14.5)    (57.4)     (31.2)   (108.5)
  Proceeds from sale or collection of
    leases, loans and securities                      25.1      17.2       48.7      48.9      102.0     147.0
  Acquisition of businesses                           (5.8)    (16.8)      (5.8)    (16.8)      (6.1)    (15.6)
  Distributions from (investments in) joint
    ventures and partnerships, net                    (1.6)     (1.4)      (2.4)     (1.6)      (2.1)     (1.1)
  Other investing activities                          (2.8)     (2.6)      (5.5)     (5.5)     (10.8)    (11.0)
                                                  --------  --------   --------  --------   --------  --------
                                                     (61.4)   (111.3)    (121.4)   (178.6)    (295.7)   (383.6)
                                                  --------  --------   --------  --------   --------  --------
FINANCING ACTIVITIES:
  Issuance of long-term debt                            -        1.1         -      100.4        3.3     307.5
  Repayment of long-term debt                        (19.2)     (2.4)     (29.2)    (17.1)     (98.8)   (213.7)
  Decrease in commercial paper with
    long-term support                                (31.0)    (16.1)     (45.4)    (87.8)     (18.8)   (122.5)
  Redemption of preferred stock                         -         -          -         -        (5.0)    (35.3)
  Sale of common stock                                 9.6     104.8       19.0     118.0       39.0     146.8
  Dividends paid on common stock                     (48.3)    (46.2)     (96.4)    (90.5)    (191.8)   (177.5)
  Increase (decrease) in short-term debt              41.1     (22.0)     (14.2)    (61.0)     (28.8)    (25.8)
  Other financing activities                            -         -          -       (0.7)      (0.9)     (1.5)
                                                  --------  --------   --------  --------   --------  --------
                                                     (47.8)     19.2     (166.2)    (38.7)    (301.8)   (122.0)
                                                  --------  --------   --------  --------   --------  --------
NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS      (11.7)      4.1       (4.2)      9.8       (8.7)     15.1
   Beginning cash and equivalents                     21.9      14.8       14.4       9.1       18.9       3.8
                                                  --------  --------   --------  --------   --------  --------
ENDING CASH AND EQUIVALENTS                          $10.2     $18.9      $10.2     $18.9      $10.2     $18.9
                                                  ========  ========   ========  ========   ========  ========



/TABLE

Florida Progress Corporation
Selected Financial Information (Unaudited)                                                                          Page 6

                                  Three Months Ended   Percent    Six Months Ended   Percent   Twelve Months Ended   Percent
                                        June 30         Positive       June 30        Positive       June 30          Positive
                                    1995          1994  (Negative)   1995      1994   (Negative)  1995       1994     (Negative)
                                  -------        ------ ---------   ------    ------  ---------  ------     ------     --------
Earnings Per Share:
 Florida Power Corporation            $0.53     $0.51       3.9     $0.96     $0.87      10.3     $2.13     $2.11       0.9
                                   --------- ---------           --------- ---------           --------- ---------
 Electric Fuels Corporation            0.05      0.07     (28.6)     0.12      0.12        -       0.25      0.23       8.7
 Mid-Continent Life Insurance Co.      0.02      0.02        -       0.04      0.04        -       0.08      0.09     (11.1)
 Progress Credit Corporation:
   Lending and leasing                 0.00      0.01    (100.0)     0.01      0.01        -       0.01      0.02     (50.0)
   Real estate                        (0.01)    (0.02)     50.0     (0.04)    (0.03)    (33.3)    (0.07)    (0.08)     12.5
 Corporate and other                  (0.01)    (0.01)       -      (0.02)    (0.02)       -      (0.05)    (0.04)    (25.0)
                                   --------- ---------           --------- ---------           --------- ---------
 Diversified                           0.05      0.07     (28.6)     0.11      0.12      (8.3)     0.22      0.22        -
                                   --------- ---------           --------- ---------           --------- ---------
 Consolidated                         $0.58     $0.58        -      $1.07     $0.99       8.1     $2.35     $2.33       0.9
                                   ========= =========           ========= =========           ========= =========

Avg. shares outstanding (millions)     95.6      92.3       3.6      95.4      91.2       4.6      95.1      90.0       5.7

Dividends per share                  $0.505    $0.495       2.0     $1.01     $0.99       2.0     $2.01     $1.97       2.0

Book value per share:
  Florida Power Corporation                                                                      $17.56    $17.18       2.2
  Consolidated                                                                                   $21.04    $20.54       2.4

                                                                                             June 30             June 30
                                        June 30                                                1995                1994
                                     1995      1994                                      Amount   Percent    Amount  Percent
                                   --------- ---------                                ----------------------------------------
Equity investments (percent):                                   Capitalization (in millions):
 Florida Power Corporation               84        84               Common stock        $2,016.1      49.9  $1,940.9      47.3
 Electric Fuels Corporation               9         8               Preferred stock        143.5       3.6     148.5       3.6
 Mid-Continent Life Insurance Co.         4         4               Long-term debt       1,811.2      44.8   1,860.5      45.3
 Progress Credit Corporation              3         4               Short-term capital      69.7       1.7     154.6       3.8
                                   --------- ---------                                ----------------------------------------
   Total                                100       100                 Total             $4,040.5     100.0  $4,104.5     100.0
                                   ========= =========                                ========================================

Note: Prior-year amounts have been restated to include the 1994 results for FM Industries to reflect the pooling of interests accounting.

Florida Power Corporation
Selected Statistical Data (Unaudited)                                                                    Page 7
(In millions, except billing degree days)

                          Three Months Ended            Six Months Ended             Twelve Months Ended
                               June 30       Percent        June 30        Percent        June 30        Percent
                            1995     1994    Change      1995      1994    Change      1995      1994    Change
                           -------  -------  -------   -------   -------   -------   -------   -------   -------
Revenues:
  Residential               $301.2   $272.8     10.4     $584.9    $540.3      8.3   $1,187.3  $1,148.2      3.4
  Commercial                 130.1    122.7      6.0      239.5     225.2      6.3      498.2     478.7      4.1
  Industrial                  48.4     44.0     10.0       91.5      83.7      9.3      180.9     167.8      7.8
  Other retail sales          29.8     27.2      9.6       55.1      50.6      8.9      112.8     106.0      6.4
                           -------  -------            --------  --------            --------  --------
                             509.5    466.7      9.2      971.0     899.8      7.9    1,979.2   1,900.7      4.1
  Sales for resale            28.8     26.6      8.3       54.8      57.5     (4.7)     126.0     129.4     (2.6)
                           -------  -------            --------  --------            --------  --------
                             538.3    493.3      9.1    1,025.8     957.3      7.2    2,105.2   2,030.1      3.7
  Other electric revenues      9.5     25.4    (62.6)      35.3      37.7     (6.4)      48.2      61.0    (21.0)
  Deferred fuel                2.7     (1.7)      -         5.3       5.5       -        (7.0)     (1.9)      -
                           -------  -------            --------  --------            --------  --------
      Total                 $550.5   $517.0      6.5   $1,066.4  $1,000.5      6.6   $2,146.4  $2,089.2      2.7
                           =======  =======            ========  ========            ========  ========
Kilowatt-hour sales billed:
  Residential              3,589.2  3,327.7      7.9    6,909.6   6,565.4      5.2   14,207.6  14,176.1      0.2
  Commercial               2,211.9  2,125.0      4.1    3,982.1   3,848.7      3.5    8,385.5   8,186.5      2.4
  Industrial               1,001.5    929.0      7.8    1,862.0   1,759.2      5.8    3,682.4   3,479.7      5.8
  Other retail sales         539.6    504.9      6.9      982.7     931.1      5.5    2,031.7   1,956.7      3.8
                           -------  -------            --------  --------            --------  --------
                           7,342.2  6,886.6      6.6   13,736.4  13,104.4      4.8   28,307.2  27,799.0      1.8
  Sales for resale           436.9    426.0      2.6      879.2     940.8     (6.5)   2,277.8   2,293.1     (0.7)
                           -------  -------            --------  --------            --------  --------
      Total electric sales 7,779.1  7,312.6      6.4   14,615.6  14,045.2      4.1   30,585.0  30,092.1      1.6
                           =======  =======            ========  ========            ========  ========

System Requirements (KWH)    8,585    8,293      3.5     15,798    15,167      4.2     31,805    31,611      0.6
Retail KWH Sales
  (Billed & Unbilled)        7,553    7,223      4.6     13,968    13,383      4.4     28,184    27,848      1.2
Billing Degree Days:
  Cooling                      884      766     15.4        884       766     15.4      3,464     3,759     (7.8)
  Heating                       17       30    (43.3)       480       483     (0.6)       512       594    (13.8)

Note:
Total revenues include billed revenues and unbilled revenues that are accrued for accounting purposes.
Statistics for total kilowatt-hour sales include only billed kilowatt-hour sales. The statistic for retail KWH sales includes both billed and unbilled sales. Beginning in 1995, Florida Power was ordered by state regulators to conduct a three-year test for residential revenue decoupling. Under the plan, abnormal weather variances will no longer impact earnings with respect to residential revenues.
